EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Northrop Grumman Corporation
2980 Fairview Park Drive
Falls Church, Virginia 22042
We consent to the incorporation by reference in Registration Statement Nos. 033-59815, 033-59853, 333-67266, 333-100179, 333-107734, 333-121104, 333-125120, 333-127317, and 333-175798 on Form S-8; and Registration Statement No. 333-217087 on Form S-3; of our reports dated January 30, 2019, relating to the financial statements of Northrop Grumman Corporation and subsidiaries, which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's election during 2018 to change its method of accounting for recognizing pension and other postretirement benefit plans actuarial gains and losses as well as the change in the manner in which it accounts for revenue from contracts with customers, and the effectiveness of Northrop Grumman Corporation and subsidiaries' internal control over financial reporting, which excludes Northrop Grumman Innovation Systems, appearing in this Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
McLean, Virginia
January 30, 2019